                                                                      EXHIBIT 99


Loews Cineplex Entertainment Corporation
Summary of Operating Results                                            Table I
Quarter and Nine Months Ended November 30, 1999 v. 1998
(in thousands, except shares outstanding and per share data)

                  EQUITY BASIS

                                                  3 Months Ended November 30,            9 Months Ended November 30,

                                                     1999          1998                     1999          1998(a)
                                                     ----          ----                     ----          -------
REVENUES
Box Office                                         $  145,823      $147,305               $  500,197      $ 437,368
Concession                                             53,228        57,428                  186,728        169,962
Other                                                  10,199         6,681                   27,401         19,357
                                                  -----------   -----------              -----------    -----------
                                                      209,250       211,414                  714,326        626,687

EXPENSES
Theatre operations and other expenses                 161,090       158,950                  531,722        454,508
Cost of concessions                                     8,703         9,241                   29,082         26,896
General and administrative                             13,282        12,518                   39,691         34,400
                                                  -----------   -----------              -----------    -----------

Modified EBITDA (b)                                    26,175        30,705                  113,831        110,883

Depreciation and amortization                          30,084        26,905                   83,891         67,653
Loss on sale/disposals of theatres                      2,411         3,567                    7,124          4,569
                                                  -----------   -----------              -----------    -----------

INCOME/(LOSS) FROM OPERATIONS                          (6,320)          233                   22,816         38,661
INTEREST EXPENSE                                       17,619        16,801                   51,265         39,323
                                                  -----------   -----------              -----------    -----------

LOSS BEFORE INCOME TAXES                              (23,939)      (16,568)                 (28,449)          (662)
INCOME TAX EXPENSE/(BENEFIT)                             (101)       (4,462)                   1,405          3,913
                                                  -----------   -----------              -----------    -----------

NET LOSS                                             ($23,838)     ($12,106)                ($29,854)       ($4,575)
                                                  ===========   ===========              ===========    ===========

Attributable EBITDA (c)                            $   28,249       $32,448               $  119,547      $ 114,822
                                                  ===========   ===========              ===========    ===========

Weighted Average Shares and
equivalent outstanding - Basic & Diluted           58,622,646    58,622,646               58,622,646     44,238,506

Net Loss per share - Basic & Diluted                   ($0.41)       ($0.21)                  ($0.51)        ($0.10)

Debt Balance, net of cash at 11/30/99              $  791,377
                                                  ===========

NOTES:
(a) Includes operating results of Cineplex Odeon which became a wholly-owned subsidiary on May 14, 1998.

(b) Modified EBITDA consists of earnings, including equity earnings from investments in the Company's partnerships before interest, taxes, depreciation and amortization, and gains/losses on asset disposals or sales. Modified EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S. GAAP)

(c)  Modified EBITDA, including equity earnings        $26,175       $30,705                 $113,831       $110,883
      Less: Equity earnings/other included in
               Modified EBITDA                             261          (319)                   2,248          2,005
      Add: EBITDA from Partnerships                      4,670         2,848                   15,928         11,888
                                                   -----------   -----------              -----------    -----------
        Total EBITDA                                    30,584        33,872                  127,511        120,766

           Less: Partners' share of Total EBITDA         2,335         1,424                    7,964          5,944
                                                   -----------   -----------              -----------    -----------

        Attributable EBITDA                            $28,249       $32,448                 $119,547       $114,822
                                                   ===========   ===========              ===========    ===========

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                         Table II
Third Quarter Ended November 30, 1999 v. 1998                       Page 1 of 2
(in thousands, except locations, screens and per patron data)

               FULLY COMBINED BASIS


                                                  3 Months Ended November 30,            9 Months Ended November 30,

                                                     1999          1998*                    1999          1998(a)
                                                     ----          -----                    ----          -------
REVENUES
Box Office                                         $  164,823    $  154,792               $  561,386     $  520,125
Concession                                             60,697        61,417                  211,689        207,455
Other                                                  10,924         7,180                   27,650         21,140
                                                   ----------   -----------              -----------    -----------
                                                      236,444       223,389                  800,725        748,720

EXPENSES
Theatre operations and other expenses                 181,436       167,047                  596,635        554,619
Cost of concessions                                    10,007        10,315                   33,284         34,089
General and administrative                             14,417        13,815                   43,295         43,504
                                                   ----------   -----------              -----------    -----------

Total EBITDA (b)                                       30,584        32,212                  127,511        116,508

Depreciation and amortization                          32,259        27,515                   89,992         77,875
Loss on sale/disposals of theatres                      2,419         3,567                    7,146          3,938
                                                   ----------   -----------              -----------    -----------

INCOME FROM OPERATIONS                                 (4,094)        1,130                   30,373         34,695
PARTNER'S SHARE                                           525           317                    3,049          2,977
INTEREST EXPENSE                                       18,785        17,589                   54,572         49,219
                                                   ----------   -----------              -----------    -----------

LOSS BEFORE INCOME TAXES                              (23,404)      (16,776)                 (27,248)       (17,501)
INCOME TAX EXPENSE/(BENEFIT)                              434        (4,496)                   2,606          4,225
                                                   ----------   -----------              -----------    -----------

NET LOSS                                           $  (23,838)   $  (12,280)              $  (29,854)    $  (21,726)
                                                   ==========   ===========              ===========    ===========

Attributable EBITDA (c)                            $   28,249    $   30,788               $  119,547     $  110,564
                                                   ==========   ===========              ===========    ===========

Level of Attributable Debt, net of cash at 11/30/99  $815,752
                                                   ==========

Operating Statistics:
--------------------

Total Attendance                                       29,921        30,640                  103,654        103,454
Revenues per location (d)                            $ 582.37       $521.94               $ 1,967.38     $ 1,770.02
Revenues per screen (d)                              $  81.22       $ 80.13               $   279.49     $   275.37
Total EBITDA per location (d)                        $  75.33       $ 75.26               $   313.29     $   275.43
Total EBITDA per screen (d)                          $  10.51       $ 11.55                    44.51     $    42.85
Attendance per location (d)                             73.70         71.59                   254.68         244.57
Attendance per screen (d)                               10.28         10.99                    36.18          38.05
Average ticket price - Total Circuit                 $   5.51       $  5.05               $     5.42     $     5.03
  Average ticket price - U.S.                        $   6.17       $  5.69               $     6.10     $     5.62
  Average ticket price - Canada                      $   3.72       $  3.40               $     3.69     $     3.44
  Average ticket price - International               $   3.87       $  4.59               $     3.77     $     4.13
Concession revenue per patron - Total Circuit        $   2.03       $  2.00               $     2.04     $     2.01
  Concession revenue per patron - U.S.               $   2.24       $  2.26               $     2.26     $     2.21
  Concession revenue per patron - Canada             $   1.55       $  1.44               $     1.56     $     1.49
  Concession revenue per patron - International      $   1.11       $  1.31               $     1.10     $     1.20
Concession margin                                       83.51%        83.20%                   84.28%         83.57%
Operating margin                                        12.93%        14.42%                   15.92%         15.56%
Profit per patron                                    $   1.02       $  1.05                $    1.23     $     1.13

* Excludes operating results of theatres mandated to be disposed of by the DOJ.

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                           Table II
Third Quarter Ended November 30, 1999 v. 1998                       Page 2 of 2


NOTES:
(a) Includes operating results of Cineplex Odeon on a proforma basis and excludes operating results of theatres mandated to be disposed of by the DOJ.

(b) Total EBITDA consists of EBITDA plus loss on sale/disposals of theatres and includes 100% of the operating results of the Company's partnerships. Total EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S. GAAP), as a measure of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with U.S. GAAP), as a measure of the Company's liquidity. TOTAL EBITDA measures the amount of cash that a company has available for investment or other uses and is used by the Company as a measure of its performance. The Company believes that TOTAL EBITDA is an important measure, in addition to cash flow from operations and EBITDA, in viewing its overall liquidity and borrowing capacity.

(c) Attributable EBITDA consists of Total EBITDA less partners' share of Total EBITDA.

(d) All per screen and location ratios are based upon the weighted average number of screens and locations in operation during the period and include 100% of the results of the significant partnerships in which the Company has a 50% interest.